EXHIBIT 99.1

May 29, 2007

Richard Reincke

7975 N. Hayden Rd.

Suite D363

Scottsdale, AZ  85258

Dear Richard

I hereby resign as an officer and director of Aegis Assessments, Inc., effectively immediately.  I will be glad to discuss my continuing as a consultant to the company, assuming mutually agreeable terms can be reached.

David A. Smith